NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "**SECURITIES ACT**"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

MEDICAL INDUSTRIES OF THE AMERICAS INC.

REPLACEMENT CONVERTIBLE NOTE

November 19, 2021 $[5,145,206]

FOR VALUE RECEIVED, Medical Industries of the Americas, Inc., a Delaware corporation (the "**Company**") promises to pay to HARCAL, Inc., or its registered assigns (the "**Holder**" or "**Lender**"), the principal sum of $[5,145,206] on November 19, 2026 (the "**Maturity Date**") or such earlier date as this Note is required or permitted to be repaid as provided hereunder. This Promissory Note (the "**Note**") may be prepaid from time to time in whole or in part, without penalty. Interest on this Note shall accrue at the simple interest rate of LIBOR plus 6%. (or such other benchmark as the Company and Lender may agree upon). Commencing December 1,2021, the Company shall make monthly payments of $10,000 to be applied first to accrued interest and then to principal. Commencing December 1,2022, the Company shall make monthly payments over the next four years in amounts necessary to amortize this Note through the Maturity Date. All payments hereunder shall be tendered at Holder's address or at such other place as Holder may designate in writing from time to time. This Note supercedes and replaces the Promissory Note of the Company dated April 20,2018 in the principal amount of $5,000,000 (the "**Prior Note**") which was entered into in connection with the acquisition of the Ameritex Assets (as such term was defined in the Prior Note). The principal amount hereunder includes accrued interest under the Prior Note of $[145,206]. This Note is subject to the following additional provisions:

Section 1 Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) the following terms shall have the following meanings:

"Alternate Consideration" shall have the meaning set forth in Section3(a).

"Beneficial Ownership Limitation" shall have the meaning set forth in Section 2(c).

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

"Conversion" means a conversion of this Note pursuant to Section 2.

"Conversion Date" means in connection with an election by the Holder for a Conversion, the date on which the Liquidity Event has occurred.

"Conversion Price" means: (i) the product of (x) the Liquidity Event Price multiplied by (z) the Discount.

"Conversion Shares" A number of shares of Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal amount, any unpaid accrued interest and any other amounts owing hereunder on the Conversion Date by (y) the Conversion Price.

"Discount" means 0.65 (representing a discount of thirty five percent (35%)).

"

"Fundamental Transaction" shall have the meaning set forth in Section 3(a).

"Liquidity Event" means a public offering of Common Stock (or units consisting of Common Stock and warrants to purchase Common Stock), resulting in the listing for trading of the Common Stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

"Liquidity Event Price" shall mean the price per share (or unit, if units are offered in the Liquidity Event) at which the Liquidity Event is consummated. For the avoidance of doubt, if a unit includes more than one share of Common Stock, "Liquidity Event Price" shall mean the unit price divided by the number of shares of Common Stock contained in a unit.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Share Delivery Date" shall have the meaning set forth in Section 2(b)(ii).

"Successor Entity" shall have the meaning set forth in Section 3(a).

"Trading Day" means a day on which the principal Trading Market is open for trading.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

Section 2 Conversion.

a) Conversion. Effective on the Liquidity Event, the Holder shall have the right, at the Holder's option, to convert this Note in whole or in part, including any of its outstanding principal amount and any unpaid accrued interest and any fees and any and all other outstanding amounts owing thereon, in each case, on the Conversion Date, into Conversion Shares by following the mechanics of conversion set forth in Section 2(b).

b) Mechanics of Conversion.

i. Conversion Notice. At least seven (7) calendar days prior to the consummation of a Liquidity Event the Company will provide the Holder with written notice, which includes notice via email, of the Liquidity Event (the "**Liquidity Event Notice**"). After receipt of the Liquidity Event Notice, but prior to the consummation of the Liquidity Event, Holder may exercise its right to convert any portion of this Note into Conversion Shares by delivering to the Company: (A) written notice of its election to convert this Note pursuant to Section 2 including the amount if this Note to be Converted, and (B) in the case of a Conversion of this Note in whole, or in part, this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note). If for any reason the Liquidity Event does not occur within seven (7) calendar days of the date specified in the Liquidity Event Notice, Holder may withdraw its conversion election by written notice to the Company.

ii. Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after the Conversion Date (the "**Share Delivery Date**"), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares.

iii. Failure to Deliver Conversion Shares. If, in the case of Conversion, the Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind the Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon Conversion, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a registration statement covering the resale of the Conversion Shares is then effective under the Securities Act, shall be registered for public resale in accordance with such registration statement.

v. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vi. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof

shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for removal of restrictive legends on Conversion Shares.

c) Holder's Conversion Limitations. The Company shall not affect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion, the Holder (together with the Holder's Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's Affiliates (such Persons, "**Attribution Parties**")) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon: (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 2(c) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of

this Section 2(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 3 Certain Adjustments.

a) Fundamental Transaction. If, at any time while this Note is outstanding: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "**Fundamental Transaction**"), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(c) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "**Alternate Consideration**") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(c) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "**Successor Entity**") to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 3(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note

(without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.

b) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

c) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 4 Rights Of The Lender Upon Default**.** In the event that the Company fails to make any monetary payment within ninety (90) days after notice of such failure, then in any such event and at the option of the Lender, the entire principal amount then outstanding hereunder and all accrued and unpaid interest hereon through the date of such default or other event shall become immediately due and payable. In addition to the Note and all accrued and unpaid interest being due and payable, subject to any Intercreditor Agreement, the Lender shall be entitled to immediately take title and possession to the **"Ameritex Assets"** and the Company agrees to immediately relinquish possession and title to the **"Ameritex Assets"** Interest shall accrue on the outstanding principal balance of this Note from the date of any default hereunder and for so long as such default continues, regardless of whether there has been an acceleration of the indebtedness evidenced hereby as set forth herein, at the maximum annual rate allowable by law. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

Section 5 Fees And Expenses. If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then the Company shall pay the Lender all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be ten percent (10%) of all amounts due unless either party pleads otherwise.

Section 6 No Usury. The Company and the Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits The Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 6 shall control every other agreement in this Note. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note, or if the Lender's exercise of the option to accelerate the

maturity of the the Note or any prepayment by the Company results in the Company having paid any interest in excess of that permitted by applicable law, then it is the Company's and the Lender's express intent that all excess amounts theretofore collected by the Lender shall be credited against the unpaid principal of this Note and other portions of the obligations of The Company not constituting interest (or, if the Note, and all other portions of the obligations of the Company not constituting interest have been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.

Section 7 Notices. Any notices required or permitted hereunder shall be in writing, shall be effective upon receipt, and shall be deemed duly given (i) if personally delivered, or (ii) if deposited in the United States mail or by overnight commercial courier service, and charges prepaid.

Section 8 Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document.

Section 9 Successors and Assigns. As used herein, the terms "The Company", "Borrower,", and "Lender" include their respective heirs, successors, legal and personal representatives, and assigns, whether voluntarily by action of the parties or involuntarily by operation of law.

Section 10 Severability. The validity, effect, construction, performance, and enforcement shall be governed in all respects in accordance with the laws of the State of Georgia. Every provision is intended to be severable. Whenever possible, each provision shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions.

(Signature Page Follows)

WHEREFORE, the Comapny and Lender have executed this Promissory Note as of the date first above written.

: THE COMPANY:

MEDICAL INDUSTRIES OF AMERICA, INC.,
a Delaware corporation

DocuSigned by:
By: Abraham Summers
Name: Abraham Summers
Title: President & Director

<u>LENDER</u>:

HARCAL, INC.
an Alabama Corporation

DocuSigned by:
By: ____________________
Name: Mr. Brandon Williams, Esq.

Title: COO/Chief Legal Office